SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




                  Date of Report (Date of earliest event reported):

                         January 24, 1995 (November 17, 1994)




                                 INTERCO INCORPORATED
                  --------------------------------------------------
                  (Exact name of Registrant as specified in charter)


             Delaware              I-91                   43-0337683
          --------------        ------------       ----------------------
            (State of           (Commission           (IRS Employer
          Incorporation)        File Number)       Identification Number)



                   101 South Hanley Road, St. Louis, Missouri 63105
                   ------------------------------------------------
                       (Address of principal executive offices)


                                   (314) 863-1100
                           -------------------------------
                           (Registrant's telephone number)





          Item 5.   Other Events

               On November 17, 1994, INTERCO INCORPORATED (the "Company"), Broyhill Industries, Inc. ("Broyhill") and The Lane Company, Incorporated, ("Lane") (collectively, the "Borrowers") entered into a $285 million term loan agreement and a $75 million revolving credit facility with Bankers Trust Company, as agent, and other institutional lenders (collectively, the "Lenders") (the "Secured Credit Agreement"). On the same date, Interco Receivables Corp. ("IRC"), an indirect wholly-owned subsidiary, entered into a $150 million receivables securitization facility with an affiliate of Credit Lyonnais New York Branch ("Credit Lyonnais") (the "Receivables Facility"). Proceeds from the $285 million term loan as well as the proceeds from the Receivables Facility were used to repay certain outstanding indebtedness issued in 1992 in connection with the reorganization of the Company (the "Refinancing Transaction"). The $75 million revolving credit facility will be used to fund the Company's working capital needs.

               The following is a summary description of these agreements, which are filed hereto as exhibits, and such summary description is qualified in its entirety by reference to such exhibits.

               The Secured Credit Agreement, which will expire on November 17, 2001, provides for (i) an aggregate revolving loan commitment of up to $75 million, which may be used for the issuance of standby and trade letters of credit and for revolving loans, and
          (ii) a term loan facility of $285 million, which term loan was extended to finance the Refinancing Transaction and to pay fees and expenses in connection with the consummation of the Refinancing Transaction. The term loan is subject to scheduled semiannual amortizations and other mandatory repayments as set forth in the Secured Credit Agreement.

               Borrowings under the Secured Credit Agreement bear interest either at the Base Rate (as defined in the Secured Credit Agreement) plus the Applicable Margin or at the Eurodollar Rate (as defined in the Secured Credit Agreement) plus the Applicable Margin. The Applicable Margin, in the case of Base Rate loans, equals .75%, and in the case of Eurodollar Rate loans, equals 1.75%, in each case subject to reduction based upon certain financial performance criteria.

               Obligations outstanding under the Secured Credit Agreement are secured by a guaranty executed by Broyhill Transport, Inc., Lane Advertising, Inc., Action Industries, Inc. and Action Transport, Inc. (the "Subsidiary Guarantors"). Obligations outstanding under the Secured Credit Agreement are further secured by a first priority lien on substantially all of the assets owned by the Borrowers and the Subsidiary Guarantors, including accounts receivable (excluding trade receivables sold

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          pursuant to the Receivables Facility), inventory, fixed assets, general intangibles (including trademarks) and all proceeds thereof, subject to certain exceptions. The Lenders are also entitled to offset amounts outstanding under the Secured Credit Agreement against certain deposit accounts of the Borrowers upon the occurrence of an event of default under the Secured Credit Agreement.

               The Secured Credit Agreement contains covenants and provisions that restrict, among other things, the Borrowers' ability to: (i) incur additional indebtedness; (ii) incur liens on their property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets;
          (vii) make capital expenditures; (viii) engage in certain transactions with affiliates; (ix) make restricted junior payments; (x) pay dividends or acquire their capital stock; and
          (xi) issue certain preferred and common stock. The Secured Credit Agreement also requires the satisfaction of certain financial performance criteria (including consolidated net interest coverage ratio and maximum leverage ratio) and the repayment of loans under the Secured Credit Agreement with proceeds of certain sales of assets.

               Events of default under the Secured Credit Agreement include, among other things: (i) any failure of the Borrowers to pay principal and interest thereunder when due; (ii) default under indebtedness involving an aggregate outstanding principal amount in excess of $5 million; (iii) noncompliance with or breach of certain covenants contained in the Secured Credit Agreement and certain related documents; (iv) material inaccuracy of any representation or warranty made by the Borrowers in the Secured Credit Agreement and certain related documents; (v) certain events of bankruptcy or insolvency; (vi) impairment of collateral; (vii) invalidity of obligations created by the Secured Credit Agreement and related documents; (viii) a Change of Control (as defined in the Secured Credit Agreement); and (ix) the repurchase by the Borrowers of accounts receivable from the receivables subsidiary in excess of $15 million in any fiscal year.

               The Receivables Facility provides up to $150 million in financing secured by the trade receivables portfolio of the Company's subsidiaries, Broyhill and Lane, and of Lane's subsidiary, Action Industries, Inc. ("Action") (collectively, the "Furniture Companies"). On November 17, 1994, the Effective Date of the Agreement, $130 million was drawn against the Receivables Facility.

               Under the terms of the Receivables Facility, the Furniture Companies have entered into a Purchase and Contribution Agreement

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          with IRC, a bankruptcy-remote special purpose subsidiary of the
          Furniture Companies, whereby the Furniture Companies have sold all of their trade accounts receivable to IRC. At the same time, IRC has entered into a Receivables Purchase Agreement with Atlantic Asset Securitization Corp. ("Atlantic"), an affiliate of Credit Lyonnais, by which IRC has sold undivided interests in those receivables to Atlantic. The Furniture Companies have also entered into a Servicer Agreement with IRC, whereby they have agreed to handle the servicing and collection of the trade receivables sold to IRC.

               The Receivables Facility has a term of five years. The monthly interest expense payable by IRC to Atlantic under the Receivables Purchase Agreement is calculated at the one-month commercial paper rate for AA-rated firms for all amounts drawn plus 0.65% per annum on the entire $150 million facility.

               The Receivables Facility contains covenants and provisions that obligate or restrict the Furniture Companies or IRC, in certain respects, including: (i) the delivery of certain financial reports, (ii) providing access to books and records with respect to the receivables portfolio, (iii) an agreement not to sell, assign or pledge any receivable otherwise sold to IRC,
          (iv) to maintain the corporate separateness of IRC, (v) maintenance of certain financial ratios, generally at a rate somewhat stricter than those covenants included in the Secured Credit Agreement.

               Events of default under the Receivables Facility will include, among other things: (i) any failure to pay fees thereunder when due; (ii) default under indebtedness involving an aggregate outstanding principal amount in excess of specified levels, if the effect of the default is to permit acceleration of such indebtedness; (iii) noncompliance with or breach of certain covenants contained in the Receivables Facility and certain related documents; (iv) material inaccuracy of any representation or warranty made by the Furniture Companies or IRC in the Receivables Facility and certain related documents; (v) certain events of bankruptcy or insolvency; (vi) impairment of collateral; and (vii) invalidity of obligations created by the Receivables Facility and related documents.

















          Item 7.   Exhibits

               10(a). Credit Agreement, dated as of November 17, 1994, among the Company, Broyhill Furniture Industries, Inc., The Lane Company, Incorporated, Various Banks, and Bankers Trust Company, as Agent.

               10(b). Purchase and Contribution Agreement, dated as of November 15, 1994 among The Lane Company,
                       Incorporated, Action Industries, Inc. and Broyhill Furniture Industries, Inc. as Sellers and Interco Receivables Corp. as Purchaser.

               10(c). Receivables Purchase Agreement, dated as of November 15, 1994 among Interco Receivables Corp. as the Seller and Atlantic Asset Securitization Corp. as an Investor and Credit Lyonnais New York Branch as the Agent.



































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                                      SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             INTERCO INCORPORATED

                                             BY: Steven W. Alstadt
                                                 ----------------------
                                                 Steven W. Alstadt
                                                 Controller and Chief
                                                   Accounting Officer


          January 24, 1995




































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